Exhibit 99.1

Inno Holdings Inc. Announces Strategic Cooperation with Megabyte Solutions on Web3 Technology Application in B2B Marketplace Platform

Hong Kong, Nov. 24, 2025 (GLOBE NEWSWIRE) — INNO HOLDINGS INC. (NASDAQ: INHD)(“INNO” or the “Company”), is a trade-focused electronic products trading company, today announced that it has entered into a non-binding Memorandum of Understanding (MoU) with Megabyte Solutions Limited (“MEGABYTE”), a Web3 technology service provider. INNO will form a strategic partnership with MEGABYTE to jointly deploy the in-depth application of Web3 technology in the Company’s cross-border B2B marketplace platform under development. Additionally, in response to the supply chain and trade needs of B2B businesses, the two parties plan to launch an innovative decentralized, blockchain-powered service model integrating hardware and software.

Under the terms of the MoU, MEGABYTE plan to provide a secure and efficient Web3 service system for the Company’s developing cross-border B2B marketplace platform, including blockchain-based logistics and supply chain management solutions. This initiative is expected to enhance the privacy, convenience, efficiency, and security of the platform’s global transactions while further optimizing the Company’s cross-border B2B marketplace platform under development.

Mr.Ding Wei, CEO of INNO, stated: “We will join hands with MEGABYTE to develop new products and services based on blockchain and decentralized technologies, aiming to address the evolving needs and challenges in cross-border e-commerce and trade. This collaboration will deliver an enhanced experience to our customers.” He further emphasized, “The signing of this MoU represents a pivotal step in INNO’s future development. This strategic cooperation will fully integrate the technological strengths and market resources of both parties, bringing new transformations to the global e-commerce and trade industry.”

About Inno Holdings Inc.

INNO is a trade-focused building technology company dedicated to revolutionizing the construction industry with proprietary cold-formed steel framing, AI-driven design, and automation. The Company is also expanding into electronic product trading and growing its sales and distribution network. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com

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